Exhibit 99.1

i-80 Gold Provides Progress Update on its New Development Plan

RENO, NEVADA, July 8, 2025 – i-80 GOLD CORP. (TSX: IAU) (NYSE American: IAUX) (“i-80” or the “Company”) is pleased to provide an update on the progress of its new development plan, which outlines a path for advancing the Company’s Nevada gold projects and creating a mid-tier gold producer. As part of the new development plan (see Figure 1 in Appendix), the Company released Preliminary Economic Assessments (“PEAs”) in the first quarter of 2025 for five projects, and continues to advance permitting, technical, and development work on these projects.

“We are making steady progress in laying the groundwork to bring i-80’s industry-leading pipeline of high-grade projects into production over the coming years,” stated Paul Chawrun, Chief Operating Officer of i-80 Gold. “Drilling is underway across several key properties as we prepare for upcoming feasibility studies, in addition to optimization work for the Lone Tree refurbishment study. At the same time, permitting efforts continue to gain momentum across our new projects, which we believe will help to de-risk our development pipeline.”

Granite Creek Underground

Granite Creek Underground, i-80’s first gold operation, continues to progress ramp-up activities toward steady state production. The implementation of a predictive hydrogeological model completed in the first quarter has enabled a more proactive dewatering of underground workings. The model has guided the management of mine contact water and the installation of permanent underground dewatering infrastructure planned through the remainder of the year, including additional surface wells and the installation of an expanded water treatment plant.

Infill drilling of the South Pacific Zone has commenced from both surface and underground following the completion of the underground exploration drift in the second quarter (see Figure 2 in Appendix). The infill campaign is expected to drill more than 40 holes for approximately 14,000 meters of core. In addition, a feasibility study is now underway, targeting completion in the first quarter of 2026, one quarter later than originally intended due to a delayed start to drilling. This feasibility study will incorporate an updated mineral resource estimate reflecting results from the current drill program.

Lone Tree Autoclave Processing Facility

Optimization of Lone Tree feasibility work is currently underway in collaboration with Hatch Ltd., an industry leader in autoclave technology, building on the internal feasibility study completed in 2023. The updated feasibility study for the facility’s refurbishment will incorporate value engineering initiatives and updated cost estimates to support an improved execution strategy. Completion of the revised feasibility study is targeted for the fourth quarter of 2025. Concurrently, i-80 is recruiting the owner’s team to oversee the engineering and execution of Lone Tree’s refurbishment, along with risk mitigation planning and opportunities to accelerate the development timeline.

Lone Tree’s existing processing facility is permitted, with the only additional permits and renewals required in the normal course being for the processing and environmental controls included in the refurbishment plan. Lone Tree is one of three autoclave facilities in Nevada, and a strategic asset in unlocking value from i-80’s three underground deposits by providing an owner-operated processing facility for the Company’s high-grade underground refractory material.

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Archimedes Underground – Ruby Hill Property

At Archimedes, i-80’s second planned underground mine, the final stages of permitting are nearing completion, with approval for advancement expected in the third quarter of 2025. This phase of permitting covers mining activities above the 5100-foot elevation, a threshold consistent with previously approved permits for open pit mining at Ruby Hill. Permitting below the 5100-foot elevation is expected to begin immediately upon receipt of the first phase of permits. This sequential approach to permitting expedites mining while simultaneously pursuing remaining permits for the lower section. Surface infrastructure for the external portal has been completed, and the initial development of the underground exploration drift is anticipated to commence shortly.

Initial infill drilling of the upper zone is scheduled to begin from underground in the fourth quarter of 2025 followed by underground infill drilling of the lower zone planned in the first quarter of 2026 (see Figure 3 in Appendix). The upper zone will be the first to be mined as it is located above the 5100-foot elevation. Collectively, these infill programs are anticipated to include more than 175 holes for approximately 60,000 meters of core. Results from the infill drilling will be included in a feasibility study targeting completion in the first half of 2027. Archimedes is expected to begin contributing to production in late-2026 to early-2027.

Cove Underground

At Cove, the Company’s third planned underground mine, infill drilling has been completed, and feasibility-level work is underway with feasibility study completion targeted for the first quarter of 2026, one quarter later than originally targeted in the development plan to accommodate additional metallurgical test work.

National Environmental Policy Act (NEPA) permitting activities are also underway with the Bureau of Land Management (BLM) in anticipation of an Environmental Impact Statement (EIS). i-80 is actively advancing major permit applications with the goal of aligning regulatory approvals with planned development timelines. The Company has recently expanded its permitting team and continues to work collaboratively with regulators and local stakeholders. Cove is expected to begin contributing to company-wide production in mid-2029.

Granite Creek Open Pit

Following the release of the Granite Creek Open Pit PEA, technical work is underway to advance the project toward either a pre-feasibility or a feasibility-level study. Simultaneously, trade off analyses are being conducted to optimize the economics of the project. Permitting work is in the initial stages and advancing as expected. Granite Creek Open Pit has the potential to contribute to company-wide production by the end of the decade.

Mineral Point Open Pit – Ruby Hill Property

Mineral Point, an oxide heap leach project, is an earlier stage project within i-80’s portfolio of assets. Mineral Point has the potential to become the Company’s largest producing asset and is expected to provide the biggest step change in company-wide production starting the second half of 2031. Core drilling was initiated in June to support ongoing hydrological, geological and geotechnical assessments. The results are expected to support the mine design and metallurgical studies as part of advancing the project toward the next stage of technical evaluation. Following the release of a PEA in the first quarter of 2025, strategic evaluations are underway to determine optimal timing of a pre-feasibility or feasibility-level study.

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Qualified Persons

All scientific and technical information contained in this press release has been reviewed, verified and compiled under the supervision of Paul Chawrun, P.Eng., member of the Professional Engineers of Ontario (PEO) and the Company’s Chief Operating Officer, and Tyler Hill, CPG., Vice President Geology for the Company, each of whom is a “Qualified Person” within the meaning of National Instrument 43-101 – Standards of Disclosure for Mineral Projects and S-K 1300 and Subpart 1300 of Regulation S-K under the U.S. Securities Act of 1933, as amended.

About i-80 Gold Corp.

i-80 Gold Corp. is a Nevada-focused mining company committed to building a mid-tier gold producer through a new development plan to advance its high-quality asset portfolio. The Company is the fourth largest gold mineral resource holder in the state with a pipeline of high-grade exploration projects advancing towards feasibility and one operating project ramping-up toward steady state, all strategically located in Nevada’s most prolific gold-producing trends. Leveraging its fully permitted central processing facility following an anticipated refurbishment, i-80 Gold is executing a hub-and-spoke regional mining and processing strategy to maximize efficiency and growth. i-80 Gold’s shares are listed on the Toronto Stock Exchange (TSX: IAU) and the NYSE American (NYSE American: IAUX). For more information, visit www.i80gold.com.

For further information, please contact:

Leily Omoumi – Vice President, Corporate Development & Strategy

Caterina De Rosa – Director, Investor Relations

info@i80gold.com

1.866.525.6450

Cautionary Statement Regarding Forward-Looking Information

Certain statements in this release constitute “forward-looking statements” or “forward-looking information” within the meaning of applicable securities laws, including but not limited to statements pertaining to the Company’s future plans and operations; the perceived merit of projects or deposits; the impact, timing, and execution of the Company’s new development plan; the anticipated timing of permitting, production, project development or completion dates for feasibility studies and technical studies; execution and timing of all asset advancements in the new development plan; that ramp-up activities at Granite Creek will lead to steady state production; the Granite Creek dewatering campaign; the potential to utilize Lone Tree autoclave infrastructure to process mineralized material pending the outcome of the 2025 refurbishment class 3 engineering study; that Mineral Point will become the Company’s largest producing asset and is expected to provide the biggest step change in company-wide production; the successful permitting of each project; the ability to further de-risk the development pipeline; the timing, completion and results of the Company’s drill programs; the inclusion of drill results in future feasibility studies; that any of the projects will reach commercial production; and the Company’s ability to achieve mid-tier production status. Furthermore, forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. Such statements can be identified by the use of words such as “may”, “would”, “could”, “will”, “intend”, “expect”, “believe”, “plan”, “anticipate”, “estimate”, “scheduled”, “forecast”, “predict” and other similar terminology, or state that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved. These statements reflect the Company’s current expectations regarding future events, performance and results and speak only as of the date of this release or as of the dates specified in such statements, and are expressly qualified in their entirety by this cautionary statement. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise except as required by applicable law.

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Forward-looking statements and information involve significant risks and uncertainties, should not be read as guarantees of future performance or results and will not necessarily be accurate indicators of whether or not such results will be achieved. A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements or information, including, but not limited to: delays to the Company’s new development plan, the receipt of regulatory approvals and permits, material adverse changes, unexpected changes in laws, rules or regulations, or their enforcement by applicable authorities; the failure of parties to contracts with the company to perform as agreed; social or labor unrest; changes in commodity prices; and the failure of exploration programs or studies to deliver anticipated results or results that would justify and support continued exploration, studies, development or operations. For a more detailed discussion of such risks and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements, please see “Risks Factors” in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for more information regarding risks pertaining to the Company, which is available on EDGAR at www.sec.gov/edgar and SEDAR+ at www.sedarplus.ca. Readers are encouraged to carefully review these risk factors as well as the Company’s other filings with the U.S. Securities and Exchange Commission and the Canadian Securities Administrators.

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APPENDIX

Figure 1: i-80 Gold’s new development plan for its Nevada-based asset pipeline.

Notes for Chart Above:

Anticipated timelines illustrated above are subject to permitting, technical studies, balance sheet recapitalization, and Board approval, as well as the completion of the autoclave refurbishment class 3 engineering study (where a series of trade-off scenarios will be considered comparing full autoclave refurbishment to alternate toll milling and ore purchase agreement options that could potentially be available), and the successful funding, development, and commissioning of the Company’s Lone Tree autoclave.

Figure 2: Mineral deposits within the Granite Creek Underground Project.

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Figure 3: Mineral deposits within the Archimedes Underground Project.

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